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                                                                    Exhibit 99.1


                              BRENTON BANKS, INC.

          This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting to be held on November ___, 2000, Des Moines, Iowa

     The undersigned hereby appoints WILLIAM H. BRENTON, C. ROBERT BRENTON AND JUNIUS C. BRENTON, and each of them, with full powers of substitution, attorney and proxy to represent the undersigned at the Special Meeting of Stockholders of Brenton Banks, Inc. to be held at the ___________________, Des Moines, Iowa, at 10:00 a.m., on November ___, 2000, and at any adjournments thereof, and to vote the shares of Brenton Banks, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if he, she or they were personally present.

     The Board of Directors recommends a vote FOR the proposal to approve the Agreement and Plan of Reorganization by and among Brenton Banks, Inc., Brenton Bank and Wells Fargo & Company and a related Agreement and Plan of Merger (collectively, the "Merger Agreement").

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal to approve the Merger Agreement.

PLEASE MARK, AND SIGN ON REVERSE SIDE, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

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1. Proposal to approve the Merger Agreement.         For    Against   Abstain
                                                     []        []        []

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2. In their discretion, the proxies are
   authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof.
   However, no proxy that is voted against
   Proposal 1 will be voted in favor of
   adjournment, postponement, continuation or rescheduling of the meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of adoption of the Merger Agreement.

                                                     Yes    No
Will you attend this meeting in person?              []     []


        Dated: _________________________, 2000

Signature(s) __________________________

_______________________________________

JOINT OWNERS MUST BOTH SIGN EXACTLY AS SHOWN
HEREON. PLEASE SIGN AND RETURN EACH PROXY
CARD YOU RECEIVE. If you are an
administrator or other fiduciary, please give your full title. Corporations should sign the full corporation name by an authorized officer. A partnership should sign in the partnership name by one of the partners.

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                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.